EXHIBIT 10

SECOND LOAN MODIFICATION AGREEMENT

     This SECOND LOAN MODIFICATION AGREEMENT (this "Modification") is entered into as of August 7, 1997, by and between FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC. ("Borrower") and SILICON VALLEY BANK ("Lender").

1. INDEBTEDNESS. Borrower is indebted to Lender pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated August 20, 1996, as amended by a Loan Modification agreement, dated as of April 7, 1997, and as otherwise amended from time to time (The "Loan Agreement").
 As used herein, "Indebtedness" means all indebtedness owing by Borrower to Lender. Repayment of the indebtedness is secured by the Collateral as described in the Loan Agreement and is guaranteed by the "Guarantors"
 (as defined in the Loan Agreement) pursuant to the "Guaranty" (as defined in the Loan Agreement). As used herein, "Existing Loan Documents" means the Loan Agreement (excluding this Modification only), the Guaranty, and all other documents securing repayment of the Indebtedness. Unless otherwise defined, all capitalized terms used in this Modification shall have the meaning ascribed thereto in the Loan Agreement.

2. CHANGES.

  A. The Revolving Maturity Date is hereby amended to be September 30, 1997. Notwithstanding the foregoing, the Revolving Maturity shall be extended to February 28, 1998 upon the written request of Borrower delivered to Bank on or prior to September 30, 1997, provided that no such extension shall be granted and the Revolving Maturity Date shall remain September 30, 1997 unless: (a) the $6,000.00 portion of the extension fee due and payable by Borrower to Bank on September 30, 1997 pursuant to paragraph 2E below is timely paid, and (b) as of September 30, 1997, there does not exist any Event of Default under and as defined in the Loan Agreement or any default by Borrower of any obligation of Borrower contained in this Modification.

  B. Section 2.2(a) of the Loan Agreement is hereby amended to read in full as follows:

     "(a) Interest Rate. Except as set forth in Section 2.2(b), any Advance shall bear interest, on the Average Daily Balance, at a rate equal to:
     (i) three (3) percentage points above the Prime Rate through and including December 31, 1997, and (ii) four (4) percentage points above the Prime Rate from and after January 1, 1998."

  C. It shall constitute an Event of Default under and as defined in the Loan Agreement if Borrower fails to: (i) have a net profit of at least one dollar ($1.00) for each of Borrower's fiscal quarters, commencing with the fiscal quarter ending June 30, 1997, and (ii) have an operating profit of at least one dollar ($1.00) for Borrower's fiscal year ending September 30, 1997.

  D. Simultaneously with its execution of this Modification, Borrower shall deliver to Bank either: (i) One Thousand Seven Hundred Sixty-Seven (1,767) additional Exchange Shares, or (ii) the sum of Two Thousand Six Hundred Eighty-Six and 82/100 Dollars ($2,686.82), representing payment of the interest due and payable by Borrower on account of the Indebtedness as set forth in that certain Letter from Bank to Borrower of December 30, 1996.

  E.  Borrower shall pay to Bank, as and for a non-refundable extension fee:
    (i) Four Thousand and 00/100 Dollars ($4,000.00) simultaneously with Borrower's execution of this Modification, (ii) Six Thousand and 00/100 Dollars ($6,000.00) on September 30, 1997, in the event that Borrower elects to extend the Revolving Maturity Date to February 28, 1998, as provided in paragraph 2A above, and (iii) Eight Thousand and 00/100 Dollars ($8,000.00) on January 1, 1998, in the event that there is any Indebtedness outstanding as of January 1, 1998.

3. NO DEFENSES. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

4. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in entering into this Modification, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modify the Loan Agreement pursuant to this Modification in no way shall obligate Lender to make any future modifications to the Loan Agreement or the Indebtedness. Nothing in this Modification shall constitute a satisfaction of the Indebtedness.
   It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to all subsequent loan modification agreements.

This Modification is executed as of the date first written above.

BORROWER:                                           LENDER:

FRANKLIN OPHTHALMIC                    SILICON VALLEY BANK
INSTRUMENTS CO., INC.

/S/                                      /S/
By: Michael J. Carroll                   By: Mark Cadieux
Name: Michael J. Carroll                 Name: Mark Cadieux
Title: President & CEO                   Title: Vice President

The undersigned hereby each consent to the modifications to the Loan Agreement made pursuant to this Modification, hereby ratify all the provisions of the Guaranty and confirm that all provisions of that document are in full force and effect.

GUARANTOR:                                     /S/
                                               ___________________________
                                               MICHAEL J. CARROLL

                                               Dated: August 14, 1997

GUARANTOR:                                     /S/
                                               ___________________________
                                               BRIAN CARROLL

                                               Dated: August 14, 1997

GUARANTOR:                                     /S/
                                               ___________________________
                                               JAMES URBAN

                                               Dated: August 14, 1997


Silicon Valley Bank
3003 Tasman Drive
Santa Clara, CA 95054-1191

August 13, 1997

Mr. Brian Carroll
Vice President & Chief Financial Officer
Franklin Ophthalmic Instruments Co., Inc.
1265 Naperville Drive
Romeoville, IL 60441

RE: Second Loan Modification Agreement

Dear Brian:

Pursuant to your request, and with regard to that certain Second Loan Modification Agreement dated as of August 7, 1997 (this "Modification"), by and between Franklin Ophthalmic Instruments Co., Inc. ("Borrower") and Silicon Valley Bank ("Bank"), paragraph 2(C) is hereby amended to read, in its entirety, as follows:

 - It shall constitute an Event of Default under and as defined in the Loan Agreement if Borrower fails to have a net profit of at least one dollar ($1.00) for each of Borrower's fiscal quarters, commencing with the fiscal quarter ending June 30, 1997, except that, with regard to Borrower's fiscal quarter ending September 30, 1997, no Event of Default shall be deemed to have occurred so long as (i) Borrower has an Operating Profit of at least one dollar ($1.00) for that fiscal quarter, and (ii) Borrower has a net profit of at least one dollar ($1.00) for the fiscal year ending September 30, 1997. For purposes of this Modification only, the term "Operating Profit" shall be defined as Borrower's earnings before interest, taxes, depreciation, and amortization.

If Borrower and Guarantors are in agreement with the above amendment, please so indicate by executing this letter below and returning the original to my attention.

Sincerely,                           Acknowledged and Agreed To:
                                     Franklin Ophthalmic Instruments, Co., Inc.
/S/
Mark C. Cadieux                      By: /S/
Vice President                       Title: President & CEO
                                     Date: August 14, 1997
cc: L. Lopez
                                            Guarantors:

                                            S/          Date:August 14, 1997
                                            ______________
                                            Michael J. Carroll

                                            /S/         Date:August 14, 1997
                                            _______________
                                            Brian Carroll

                                            /S/         Date:August 14, 1997
                                            ________________
                                            James Urban